Exhibit 99.1

Athena Consumer Acquisition Corp. Announces

Extension of Deadline to Complete Initial Business Combination

New York, NY, January 17, 2023 -- Athena Consumer Acquisition Corp. (NYSE: ACAQ.U, ACAQ, ACAQ WS) (“Athena”), announced today that its board of directors (the “Board”) has decided to extend the date by which Athena must consummate an initial business combination (the “Deadline Date”) from January 22, 2023 for an additional month, to February 22, 2023.

As previously disclosed, at a special meeting of its stockholders held on December 21, 2022, Athena’s stockholders voted in favor of a proposal to amend Athena’s Amended and Restated Certificate of Incorporation (as amended, the “Amended Charter”) to provide Athena with the right to extend the Deadline Date up to six times for an additional one month each time (the “Extension”), from January 22, 2023 to up to July 22, 2023. On December 21, 2022, Athena filed the Amended Charter with the Secretary of State of the State of Delaware.

Also as previously announced, if an Extension is implemented, the sponsor of Athena, Athena Consumer Acquisition Sponsor LLC (the “Sponsor”), or its designees will deposit into the trust account, as a loan, the lesser of (x) $121,000 or (y) $0.055 per public share multiplied by the number of public shares outstanding, on each of the following dates: (i) January 23, 2023; and (ii) one business day following the public announcement by Athena disclosing that the Board has determined to extend the Deadline Date for an additional month in accordance with the Extension.

In connection therewith, on January 17, 2023, Athena issued an unsecured promissory note to the Sponsor with a principal amount equal to $676,148.88 (the “Note”). The Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of Athena’s initial business combination, or (b) the date of the liquidation of Athena. If Athena does not consummate an initial business combination by the Deadline Date, the Note will be repaid only from funds held outside of the trust account or will be forfeited, eliminated or otherwise forgiven. Notwithstanding the foregoing, the Sponsor may elect to convert all or any portion of the unpaid principal balance of the Note into units at $10.00 per unit, each unit consisting of one share of Class A common stock of Athena and one-half of one warrant, each whole warrant exercisable for one share of Class A common stock of Athena.

On January 17, 2023, the Board decided to implement a first Extension and to extend the Deadline Date for an additional month to February 22, 2023. On the same date, in connection with the Extension and pursuant to the Note, the Board delivered to the Sponsor a written request to draw down an aggregate of $112,691.48, which is the product of $0.055 per public share multiplied by the 2,048,936 public shares outstanding, of the Note. Upon this written request, the Sponsor will fund the $112,691.48 to Athena’s trust account on January 23, 2023. Athena intends to issue another press release announcing such contribution once the contribution is deposited into Athena’s trust account.

About Athena Consumer Acquisition Corp.

Athena Consumer Acquisition Corp. (NYSE: ACAQ.U, ACAQ, ACAQ WS), incorporated in Delaware, is a special purpose acquisition company (“SPAC”) incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. Athena is the second SPAC founded by Isabelle Freidheim, with Jane Park serving as Chief Executive Officer, Jennifer Carr-Smith as President and Angy Smith as Chief Financial Officer. All three Athena SPACs have been comprised entirely of women founders, CEOs, board members and other executives.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target”, “may”, “intend”, “predict”, “should”, “would”, “predict”, “potential”, “seem”, “future”, “outlook” or other similar expressions (or negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Athena’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the risk that approval of Athena’s stockholders for the Extension is not obtained; the level of redemptions made by Athena’s stockholders in connection with the Extension and its impact on the amount of funds available in Athena’s trust account to complete an initial business combination; and those factors discussed in Athena’s Annual Report on Form 10-K filed with the SEC on March 24, 2022, any subsequent Quarterly Report on Form 10-Q filed with the SEC and in the other reports we file with the SEC. Athena does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact

Claire Kerr

Bevel PR

Athena@bevelpr.com